EXHIBIT 23.03
                      [ICF RESOURCES INCORPORATED LETTERHEAD]


October 11, 1996



Panda Interfunding Corporation
Panda Funding Corporation
c/o Panda Energy International, Inc.
4100 Spring Valley Road
Suite 1001
Dallas, Texas  75244

Re:  Consultant's Report

Ladies and Gentlemen:

We consent to the use of (i) our report entitled "Independent Panda-Brandywine Pro Forma Projections" and our Officer's Certificate, of even date herewith, related thereto, and (ii) our report entitled "Summary of the Consolidated Pro Formas of the Panda Rosemary and Panda Brandywine Power Projects" and our Officer's Certificate, of even date herewith, related thereto, in the Prospectus (the "Prospectus") relating to the offering of Pooled Project Bonds, Series A-1 due 2012 offered by Panda Funding Corporation and included in the registration statement on Form S-1 by Panda Interfunding Corporation and Panda Funding Corporation and the inclusion of such reports and certificates as Appendices to the Prospectus.

We also consent to the statements by Burns & McDonnell in their report (and the summary thereof) included in the Prospectus, that they have relied on our report entitled "Independent Assessment of the Dispatchability of the Panda-Rosemary Project".

We also consent to the statements by C.C. Pace Resources, Inc., in their report included in the Prospectus, that they have relied on our reports referenced above.

We also consent to the statements by Pacific Energy Systems, Inc., in their report included in the Prospectus, that they have relied on our reports referenced above.

We also hereby consent to being referred to (i) under the term "Consolidating Engineer" provided that it is understood that ICF Resources Incorporated did not perform engineering services in connection with its work relating to the Prospectus, and (ii) as experts under the heading "Independent Engineers and Consultants" in the Prospectus.

All of the above-referenced ICF Resources Incorporated reports were prepared pursuant to the terms of the Consulting Agreement(s) between ICF Resources and Panda Energy International.

                              ICF RESOURCES, INCORPORATED


                              By:  /s/  B. S. Venkateshwara
                              Name:  B. S. Venkateshwara
                              Title: Vice President